UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 15, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	88-0304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
     On June 15, 2011, the stockholders of Ameristar Casinos, Inc. (the “Company”) approved an amendment to Section 4.1 of the Company’s 2009 Stock Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock reserved and available for distribution under the Plan from 6,000,000 to 9,100,000. The Plan, as restated to reflect this amendment, is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)	The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 15, 2011.

(b)	The following table shows the tabulation of votes for all matters put to vote at the Annual Meeting.

				Broker
Matters Put to Vote	For	Against/Withheld	Abstentions	Non-Votes

Election of Luther P. Cochrane as a Class A Director	53,104,027	2,469,477	0	1,441,875
Election of Larry A. Hodges as a Class A Director	55,346,494	227,010	0	1,441,875
Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011	56,763,169	209,186	43,024	0
Proposal to approve an amendment to the Company’s 2009 Stock Incentive Plan	44,485,593	11,014,541	73,370	1,441,875
Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers	50,692,844	4,844,008	36,652	1,441,875

					Broker
	1 Year	2 Years	3 Years	Abstentions	Non-Votes
Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers	14,307,554	4,305,245	36,926,246	34,459	1,441,875

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description
10.1	Ameristar Casinos, Inc. 2009 Stock Incentive Plan, amended and restated June 15, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: June 16, 2011

EXHIBIT INDEX

Exhibit	Description
10.1	Ameristar Casinos, Inc. 2009 Stock Incentive Plan, amended and restated June 15, 2011